U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

Dated: February 7, 2025

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

EcoPlus, Inc.

(Exact name of issuer as specified in its charter)

Wyoming

(State of other jurisdiction of incorporation or organization)

120 Washington Street, STE 202

Salem, MA 01970

+1 (855) 955-3275

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

JDT Legal

7533 S Center View Ct, #4291

West Jordan, UT 84084

801-810-4465

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

8099	20-3442711
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Offering Circular is following the Offering Circular format described in Part II (a)(1)(ii) of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER I

An Offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Dated: February 7, 2025

Subject to Completion

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

EcoPlus, Inc.

120 Washington Street, STE 202

Salem, MA 01970

200,000,000 Shares of Common Stock

at a price range of $0.01 per Share

Minimum Investment: $1,000

Maximum Offering: $2,000,000.00

See The Offering - Page 1 and Securities Being Offered - Page 23 for further details. None of the securities offered are being sold by present security holders. This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and will terminate 365 days from the date of qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Company.

PLEASE REVIEW ALL RISK FACTORS BEGINNING ON PAGES 2 THROUGH 11 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public	Commissions	Proceeds to Company (1)	Proceeds to Other Persons (2)
Per Share	$0.01	$0	$0.01	None
Minimum Investment	$1,000	$0	$1,000	None
Maximum Offering	$2,000,000	$0	$2,000,000	None

(1)Does not reflect payment of expenses of this Offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue-sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(2)There are no finder’s fees or other fees being paid to third parties from the proceeds. See ‘PLAN OF DISTRIBUTION.

This Offering (the “Offering”) consists of Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by EcoPlus, Inc., a Wyoming corporation (the “Company”). We are offering up to 200,000,000 Shares being offered at a price of $0.01 per share. This Offering has a minimum purchase of $1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion. The Shares are being offered only by the Company on a best-efforts basis to an unlimited number of accredited investors and to an unlimited number of non-accredited investors subject to the limitations of Regulation A. Under Rule 251(d)(2)(i)(C) of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth). The maximum aggregate amount of the Shares that will be offered is 200,000,000 Shares of Common Stock with a Maximum Offering Price of $2,000,000. There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

Vincent Cammarata, one of our Directors, has the majority of the voting rights of holders of our capital stock through his ownership of (i) one (1) share of authorized and outstanding Series A preferred stock which votes the equivalent of four times the sum of all shares of capital stock outstanding on an as-converted basis; and (ii) Forty-Nine Million (49,000,000) shares of our Series B preferred stock which has the voting power of 2 votes for each Series B preferred share, and after this offering will hold approximately 86% of the voting power of the issued and outstanding shares of our capital stock. Accordingly, Vincent Cammarata will have voting control over all matters submitted to the holders of our common stock for approval, including the election of directors, amendments to our certificate of incorporation and major corporate transactions.

Our Common Stock is currently quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ECPL”. On July 5, 2024, the last reported sale price of our common stock was $0.021.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 365 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO. Pending each closing, payments for the Shares will be paid directly to the Company. Funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “USE OF PROCEEDS TO ISSUER” in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS

OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV (WHICH IS NOT INCORPORATED BY REFERENCE INTO THIS OFFERING CIRCULAR).

This Offering is inherently risky. See “Risk Factors” beginning on page 2

Sales of these securities will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED ‘BLUE SKY’ LAWS). THE COMPANY WILL PURSUE STATE QUALIFICATION IN THE FOLLOWING JURISDICTIONS: NEW YORK.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER’S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

PATRIOT ACT RIDER

The Investor hereby represents and warrants that Investor is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Investor has complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering , including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

NO DISQUALIFICATION EVENT (“BAD ACTOR” DECLARATION)

NONE OF THE COMPANY, ANY OF ITS PREDECESSORS, ANY AFFILIATED ISSUER, ANY DIRECTOR, EXECUTIVE OFFICER, OTHER OFFICER OF THE COMPANY PARTICIPATING IN THE OFFERING CONTEMPLATED HEREBY, ANY BENEFICIAL OWNER OF 20% OR MORE OF THE COMPANY’S OUTSTANDING VOTING EQUITY SECURITIES, CALCULATED ON THE BASIS OF VOTING POWER, NOR ANY PROMOTER (AS THAT TERM IS DEFINED IN RULE 405 UNDER THE SECURITIES ACT OF 1933) CONNECTED WITH THE COMPANY IN ANY CAPACITY AT THE TIME OF SALE (EACH, AN “ISSUER COVERED PERSON”) IS SUBJECT TO ANY OF THE “BAD ACTOR” DISQUALIFICATIONS DESCRIBED IN RULE 506(D)(1)(I) TO (VIII) UNDER THE SECURITIES ACT OF 1933 (A “DISQUALIFICATION EVENT”), EXCEPT FOR A DISQUALIFICATION EVENT COVERED BY RULE 506(D)(2) OR (D)(3) UNDER THE SECURITIES ACT. THE COMPANY HAS EXERCISED REASONABLE CARE TO DETERMINE WHETHER ANY ISSUER COVERED PERSON IS SUBJECT TO A DISQUALIFICATION EVENT.

Continuous Offering

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed Offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an Offering which begins within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the Offering statement is qualified, is reasonably expected to be offered and sold within one year from the initial qualification date. No securities will be offered or sold “at the market.” The Shares will be sold at a fixed price of $0.01 per share.

Sale of these shares will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

v

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company’s current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘anticipate,’ ‘estimate,’ ‘expect,’ ‘project,’ ‘plan,’ ‘intend,’ ‘believe,’ ‘may,’ ‘should,’ ‘can have,’ ‘likely’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company’s control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company’s actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING CIRCULAR SUMMARY, PERKS AND RISK FACTORS

OFFERING CIRCULAR SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Unless otherwise indicated, the terms “EcoPlus” “ECPL, “the Company,” we,” “our,” and “us” are used in this Offering Circular to refer to EcoPlus, Inc.  and its subsidiaries.

Business Overview

EcoPlus, Inc. is a Wyoming corporation aiming to revolutionize the healthcare industry by acquiring and consolidating primary care medical practices, pharmacies, and other health and wellness businesses, as well as developing and distributing high-tech innovative medical devices.

For a further description of the Company and its plan of operations, see the section entitled “Description of Business” beginning on Page 17.

Issuer:	EcoPlus, Inc.

Type of Stock Offering:	Common Stock

Price Per Share:	To be determined after qualification. We have provided a bona fide estimate of the expected range of the price per share of $0.01.

Minimum Investment:	$1,000 per investor. We may waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

Maximum Offering:	$2,000,000. The Company will not accept investments that would be, in aggregate, greater than the Maximum Offering amount.

Maximum Shares Offered:	200,000,000 Shares of Common Stock

Investment Amount Restrictions:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Method of Subscription:

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors can subscribe to purchase the Shares by completing the Subscription Agreement and sending payment by check, wire transfer, ACH, or any other payment method accepted by the Company.  Upon the approval of any subscription, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.  Subscriptions are irrevocable and the purchase price is non-refundable.

Use of Proceeds:	See the description in the section entitled “USE OF PROCEEDS TO ISSUER” on page Error! Bookmark not defined. herein.

Voting Rights:	The Shares have full voting rights.

Trading Symbols:	Our common stock is directly quoted on the OTC Pink tier of the OTC Market Group, Inc. under the symbol “ECPL”.

Transfer Agent and Registrar:	Securities Transfer Corporation is our transfer agent and registrar in connection with the Offering.

Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares are sold; (2) 365 days from the date of qualification by the Commission; (3) the Company in its sole discretion extends the offering beyond 365 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	29,230,174
Common Stock in this Offering	200,000,000
Stock to be outstanding after the offering (2)	229,230,174

(1)As of the date of this Offering Circular.

(2)The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this Offering. The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

Investment Analysis

There is no assurance the Company will be profitable, or that management’s opinion of the Company’s future prospects will not be outweighed by the unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

An investment in our Common Stock involves risks.  In addition to other information contained elsewhere in this offering circular, you should carefully consider the following risks before acquiring stock offered by this offering circular.  The occurrence of any of the following risks could materially and adversely affect the business, prospects, financial condition or results of operations of our company, and the market price of our Common Stock, which could cause you to lose all or some of your investment.  Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements.  See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to the Company and Its Business

We have a limited operating history, which makes our future performance difficult to predict.

Our operating history is limited. There can be no assurance that our proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that we will ever realize any significant operating revenues or that our operations will ever be profitable.

We are dependent upon management, key personnel, and consultants and a loss of any individual working in these capacities will materially impact our ability to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current management team. Loss of any of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and the achievement of our growth plans depends on our ability to recruit, hire, train, and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in our industry, and the loss of any of such persons, or an inability to attract, retain, and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on our business. If we are unable to attract and retain the necessary personnel, consultants, and advisors, it could have a material adverse effect on our business, financial condition, or operations.

Although we are dependent upon certain key personnel, we do not have any key man life insurance policies on any such people. This lack of key man life insurance restricts the company’s ability to find a suitable replacement and/or continue operations in the interim.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of those key personnel, management, or founders die or become disabled, we will not receive any compensation that would assist with any such person’s absence. The loss of any such person could negatively affect our business and operations.

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property, and goods and services taxes. Any errors in calculating these tax liabilities could negatively impact the financial condition of the Company and could result significant penalties.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We are not subject to Sarbanes-Oxley regulation and lack the financial controls and safeguards required of public companies and, thus, our investors will receive less information from the Company.

We do not have the internal infrastructure necessary and are not required to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing, and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged in certain transactions with related persons.

Please see the section of this offering circular entitled “Interest of Management and Others in Certain Transactions”.

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern the Company’s relationship with our employees and affect operating costs, including labor laws of non-USA jurisdictions, specifically Canadian federal and provincial statutes. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

We need to comply with a broad and complex regulatory framework.

Our business is subject to numerous federal, state and local laws and regulations. See “Business — Government Regulation.” Changes in these regulations may require extensive system and operating changes that may be difficult to implement. Untimely compliance or noncompliance with applicable laws and regulations could adversely affect the continued operation of our business, including, but not limited to: imposition of civil or criminal penalties; suspension or disgorgement of payments from government programs; loss of required government certifications or approvals; loss of authorizations to participate in or exclusion from government reimbursement programs,; or loss of registrations or licensure. In that regard, our business, financial position and results of operations could be affected by existing and new government legislative and regulatory action, including rules and regulations issued pursuant to HIPAA and the HITECH Act; and other federal and state laws affecting the collection, use, disclosure and transmission of health or other personal information, such as federal laws on information privacy precipitated by concerns about information collection through the Internet, state security breach laws and state laws limiting the use and disclosure of prescriber information.

Failure to maintain the security of patient-related information or compliance with security requirements could damage our reputation with customers, cause us to incur substantial additional costs and become subject to litigation.

Pursuant to HIPAA, and certain similar state laws, we must comply with comprehensive privacy and security standards with respect to the use and disclosure of protected health information. If the Company does not comply with existing or new laws and regulations related to protecting privacy and security of personal or health information, it could be subject to monetary fines, civil penalties, or criminal sanctions. Under the HITECH amendments to HIPAA, HIPAA was expanded to require certain data breach notification, to extend certain HIPAA privacy and security standards directly to business associates, to heighten penalties for noncompliance, and enhance enforcement efforts.

We have and will continue to receive certain personal and financial information about our clients and their patients. In addition, we depend upon the secure transmission of confidential information over public networks. While we take reasonable and prudent steps to protect this protected information, a compromise in our security systems that results in client or patient personal information being obtained by unauthorized persons or our failure to comply with security requirements for financial transactions could adversely affect our reputation with our clients and result in litigation against us or the imposition of penalties, all of which may adversely impact our results of operations, financial condition and liquidity.

We are subject to privacy regulations, including regarding the access, use, and disclosure of personally identifiable information. If we or any of our third-party vendors experience a privacy breach, it could result in substantial financial and reputational harm, including possible criminal and civil penalties.

State and federal laws and regulations govern the collection, dissemination, access, and use of personally identifiable information, including HIPAA and HITECH, which govern the treatment of protected health information. In the provision of services to our customers, we and our third-party vendors collect, access, use, maintain, and transmit personally identifiable information in ways that are subject to many of these laws and regulations. Although we have implemented measures to comply with these privacy laws, rules, and regulations, we could experience data privacy incidents. Any further unauthorized disclosure of personally identifiable information experienced by us or our third-party vendors could result in substantial financial and reputational harm, including possible criminal and civil penalties. Additionally, as we have in connection with prior security incidents, we may be required to report breaches to partners, regulators, state attorney generals, and impacted individuals depending on the severity of the breach, our role, legal requirements, and contractual obligations.

Privacy regulation has become a priority issue in many states, and as such the regulatory environment is continually changing. Continued compliance with current and potential new privacy laws, rules, and regulations and meeting consumer expectations with respect to the control of personal data in a rapidly changing technology environment could result in higher compliance and technology costs for us, as well as costly penalties in the event we are deemed to not be in compliance with such laws, rules, and regulations.

Negative public perception of the industries in which we operate, or of our industries’ or our practices, can adversely affect our businesses, operating results, cash flows and prospects.

Our brand and reputation are two of our most important assets, and the industries in which we operate have been and are negatively perceived by the public from time to time. Negative publicity may come as a result of adverse media coverage, litigation against us and other industry participants, the ongoing public debates over drug pricing, government involvement in drug pricing and purchasing, “surprise” medical bills, governmental hearings and/or investigations, actual or perceived shortfalls regarding our industries’ or our own products, and/or business practices and social media and other media relations activities. Negative publicity also may come from a failure to meet customer expectations for consistent, high quality and accessible care. This risk may increase as we continue to offer products and services that make greater use of data and as our business model becomes more focused on delivering health care to consumers.

Negative public perception and/or publicity of our industries in general, or of us or our key vendors, brokers or product distribution networks in particular, can further increase our costs of doing business and adversely affect our operating results and our stock price.

We frequently are subject to regular and special governmental audits, investigations and reviews that could result in changes to our business practices and also could result in material refunds, fines, penalties, civil liabilities, criminal liabilities and other sanctions.

We frequently are subject to regular and special governmental market conduct and other audits, investigations and reviews by, and we receive subpoenas and other requests for information from, various federal and state agencies, regulatory authorities, Attorneys General, committees, subcommittees and members of the U.S. Congress and other state, federal and international governmental authorities.

Federal and state governments have made investigating and prosecuting health care and other insurance fraud, waste and abuse a priority. Fraud, waste and abuse prohibitions encompass a wide range of activities, including kickbacks for referral of members, billing for unnecessary medical and/or other covered services, improper marketing, including by insurance brokers, and violations of patient privacy rights. The regulations and contractual requirements applicable to us and other industry participants are complex and subject to change, making it necessary for us to invest significant resources in complying with our regulatory and contractual requirements. Ongoing vigorous law enforcement and the highly technical regulatory scheme mean that our compliance efforts in this area will continue to require significant resources. In addition, our medical costs and the medical expenses of our customers may be adversely affected if we do not prevent or detect fraudulent activity by providers and/or members.

Regular and special governmental audits, investigations and reviews by federal, state, and international regulators could result in changes to our business practices, and also could result in significant or material premium refunds, fines, penalties, civil liabilities, criminal liabilities or other sanctions, including suspension or exclusion from participation in government programs and suspension or loss of licensure. Any of these audits, investigations or reviews could have a material adverse effect on our business, operating results, cash flows and/or financial condition or result in significant liabilities and negative publicity for us.

Our bank accounts will not be fully insured.

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of the Company’s banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits.

The Company will likely incur debt.

The Company has incurred debt in the past and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our financial results and on your investment. Factors which could increase operating and other expenses include but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We may be unable to maintain or enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of the Company’s products may be impacted for various reasons, including litigation. Such concerns, even when unsubstantiated, could be harmful to the Company’s image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies, or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company’s insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company’s products could damage the Company’s reputation and diminish the value of the Company’s brand, which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the Company’s brand equity (brand image, reputation and product quality) may have a material adverse effect on its financial results as well as your investment.

If we are unable to protect our Intellectual Property effectively, we may be unable to operate our business.

Our success will depend on our ability to obtain and maintain meaningful Intellectual Property Protection for any such Intellectual Property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company’s financial results as well as your investment.

Computer, website, or information system breakdown could negatively affect our business.

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

Changes in the economy could have a detrimental impact on the Company.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

Additional financing may be necessary for the implementation of our growth strategy.

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include but are not limited to enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by the Company. If these assumptions or analyses prove to be incorrect, the Company’s actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•our ability to manage the Company’s growth

•whether the Company can manage relationships with key vendors and advertisers

•demand for the Company’s products and services

•the timing and costs of new and existing marketing and promotional efforts and/or competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

•consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

Our operations may not be profitable.

The Company may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we may experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand the Company’s product and service offerings, the Company’s markets, or implement the other features of our business strategy at the rate or to the extent presently planned. The Company’s projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our initial business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as the Company’s market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company’s brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company’s market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase the Company’s financial commitment to create and maintain brand awareness. If we fail to successfully promote our brand name or if the Company incurs significant expenses promoting and maintaining our brand name, it will have a material adverse effect on the Company’s results of operations.

Our employees may engage in misconduct or improper activities.

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Limitation on director liability.

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering.

Risks Related to this Offering and Investment

We may undertake additional equity or debt financing that would dilute the shares in this offering.

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC and HealthStar Capital, LLC, for the sale of the company's controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock. The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in the Shares is speculative and there can be no assurance of any return on any such investment.

An investment in the Company’s Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares are offered on a “Best Efforts” basis, and we may not raise the Maximum Amount being offered.

Since we are offering the Shares on a “best efforts” basis, there is no assurance that we will sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, you will do so without any assurance that we will raise enough money to satisfy the full Use Of Proceeds To Issuer which we have outlined in this Offering Circular or to meet our working capital needs.

If the maximum offering is not raised, it may increase the amount of long-term debt or the amount of additional equity we need to raise.

There is no assurance that the maximum number of Shares in this Offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on investment may be limited to the value of our shares.

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in the Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition, and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current shareholders and to you if you invest in this Offering.

The offering price has been arbitrarily determined.

The offering price of the Shares has been arbitrarily established by us based upon our present and anticipated financing needs and bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The management of the Company has broad discretion in application of proceeds.

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Company’s Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There is no assurance that we will be able to pay dividends to our Shareholders.

While we may choose to pay dividends at some point in the future to our shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

Sales of a substantial number of shares of our stock may cause the price of our stock to decline.

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in Forward-Looking Statements that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward- looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You should be aware of the long-term nature of this investment.

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a ‘liquidation event’ or ‘change of control’ the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization, or similar transaction.

You will not have significant influence on the management of the Company.

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers, or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

There is no guarantee of any return on your investment.

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Our Subscription Agreement identifies the state of Wyoming for purposes of governing law.

The Company’s Subscription Agreement for shares issued under this Offering contains a choice of law provision stating, “all questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, this Subscription Agreement, shall be governed by and construed and enforced in accordance with the laws of the State of Wyoming.” As such, excepting matters arising under federal securities laws, any disputes arising between the Company and shareholders acquiring shares under this offering shall be determined in accordance with the laws of the state of Wyoming. Furthermore, the Subscription Agreement establishes the state and federal courts located in Wyoming as having jurisdiction over matters arising between the Company and shareholders.

These provisions may discourage shareholder lawsuits or limit shareholders’ ability to obtain a favorable judicial forum in disputes with the Company and its directors, officers, or other employees. The Wyoming forum selection provision may increase the cost and complexity for investors wishing to bring certain claims, particularly for those residing outside Wyoming.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY’S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DETERMINATION OF OFFERING PRICE

The Offering Price has been arbitrarily determined and is not meant to reflect a valuation of the Company.

DILUTION

The term ‘dilution’ refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 90% of the total Shares of common stock of the Company. The Company anticipates that, subsequent to this Offering, the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising or conversion of existing convertible debt or Preferred Stock will further dilute the percentage ownership of the Shares sold herein by the Company.

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Our historical net tangible book value as of October 31, 2023, was $0. Historical net tangible book value equals the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified. Net tangible book value per share is an estimate based on the net tangible book value as of October 31, 2023, and 29,230,174 shares of common stock outstanding as of the date of this Offering Circular.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Shares offered for sale in this Offering (before deducting our estimated offering expenses of $25,000):

Funding Level	100%	75%	50%	25%
Gross Proceeds	$2,000,000	$1,500,000	$1,000,000	$500,000
Offering Price	$0.010000	$0.010000	$0.010000	$0.010000
Net Tangible Book Value per Share of Common Stock before this Offering	$-	$-	$-	$-
Increase in Net Tangible Book Value per Share Attributable to New Investors in this Offering	$0.008725	$0.008369	$0.007738	$0.006311
Net Tangible Book Value per Share of Common Stock after this Offering	$0.008725	$0.008369	$0.007738	$0.006311
Dilution per share to Investors in the Offering	$(0.001275)	$(0.001631)	$(0.002262)	$(0.003689)

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to $2,000,000 in Shares of our Common Stock. The offering is being conducted on a best-efforts basis without any minimum number of shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Shares through commissioned broker-dealers but may do so after the commencement of the offering. Any such arrangement will add to our expenses in connection with the offering. If we engage one or more commissioned sales agents or underwriters, we will supplement this Form 1-A to describe the arrangement. Subscribers have no right to a return of their funds. The Company may terminate the offering at any time for any reason at its sole discretion and may extend the Offering past the termination date of 365 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act. None of the Shares being sold in this Offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved, and the Company will receive the proceeds directly from any subscription. You will be required to complete a subscription agreement in order to invest.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s Chief Executive Officer or by specific resolution of our board of directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise, purchasers’ shares will be noted and held on the book records of the Company.

The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering without notice to subscribers.

At this time no broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority (“FINRA”), is being engaged as an underwriter or for any other purpose in connection with this Offering. This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A and continue for a period of 365 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

This is an offering made under “Tier 1” of Regulation A, and the shares will not be listed on a registered national securities exchange upon qualification. Therefore, the shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares. Broker dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

OTC Markets Considerations

The OTC Markets is separate and distinct from the New York Stock Exchange and Nasdaq stock market or other national exchange. Neither the New York Stock Exchange nor Nasdaq has a business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to New York Stock Exchange and Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although other national stock markets have rigorous listing standards to ensure the high quality of their issuers and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than New York Stock Exchange and Nasdaq-listed securities.

Government Regulation

As a healthcare-related businesses in the United States, we are subject to an extensive regulatory framework that governs patient privacy, operational standards, financial transactions, and quality of care. At the federal level, the Health Insurance Portability and Accountability Act (HIPAA) imposes rigorous standards for safeguarding patient health information (PHI). HIPAA requires healthcare providers, insurers, and their business associates to establish and maintain policies that protect PHI against unauthorized access, disclosure, and breaches. Compliance with HIPAA is enforced by the Office for Civil Rights (OCR), which has the authority to levy substantial fines and impose corrective action plans for violations. Failure to comply with HIPAA regulations could lead to reputational damage, significant financial penalties, and operational disruptions.

In addition to HIPAA, we must adhere to the Patient Protection and Affordable Care Act (ACA), which imposes specific coverage standards and encourages cost control through mechanisms such as Accountable Care Organizations (ACOs) and value-based care initiatives. ACA compliance requirements include mandates for essential health benefits and protections for pre-existing conditions, along with reporting obligations tied to quality metrics and cost-efficiency measures. As healthcare payment models shift toward performance-based reimbursement, we may face compliance challenges in adapting to ACA’s evolving requirements, which could affect our profitability and competitive positioning.

If the Company  engages in federally funded programs, compliance with Medicare and Medicaid regulations is critical. The Centers for Medicare & Medicaid Services (CMS) establishes stringent standards for provider participation, including adherence to Stark Law and Anti-Kickback Statute requirements, which prohibit improper financial relationships and inducements that could influence patient referrals. Violations of these regulations can lead to significant penalties, including exclusion from federal healthcare programs, fines, and even criminal liability. CMS compliance further includes strict documentation standards, billing practices, and ongoing audits, which require healthcare businesses to invest in internal control systems to avoid costly regulatory infractions.

Businesses engaged in developing, manufacturing, or distributing pharmaceuticals, biologics, or medical devices are heavily regulated by the Food and Drug Administration (FDA). FDA compliance encompasses pre-market approval processes, clinical trials, and post-market surveillance for medical devices, drugs, and biologics to ensure safety and efficacy. Any deviations from FDA standards can lead to product recalls, warning letters, and restrictions on product distribution, which could materially impact business operations. Additionally, FDA-enforced advertising and labeling regulations require companies to ensure that all claims about their products are substantiated and accurately presented, or risk facing enforcement actions for misleading practices.

Healthcare providers must also comply with Occupational Safety and Health Administration (OSHA) regulations, which mandate safety standards in healthcare settings, including infection control, hazardous materials handling, and protection from bloodborne pathogens. OSHA regulations are intended to safeguard healthcare workers, and failure to comply could result in fines, employee litigation, and workforce disruption. Providers handling controlled substances must adhere to Drug Enforcement Administration (DEA) requirements under the Controlled Substances Act (CSA), which include strict guidelines on prescribing, recordkeeping, and inventory management. DEA non-compliance can lead to penalties, suspension of DEA registration, and increased scrutiny of business practices, particularly in states that mandate participation in Prescription Drug Monitoring Programs (PDMPs) to monitor controlled substance prescriptions.

For clinical laboratories, compliance with the Clinical Laboratory Improvement Amendments (CLIA) is required to maintain accuracy, reliability, and timeliness in diagnostic testing. Laboratories must undergo certification, meet federal quality standards, and comply with periodic inspection requirements to avoid sanctions or license revocation, which could impede their ability to operate. Additionally, state-specific licensing and scope-of-practice regulations govern healthcare professionals’ authorization to perform various medical services and require facility licensing to operate within state-defined safety and quality standards.

The Federal Trade Commission (FTC) also regulates healthcare businesses, particularly concerning advertising and promotional practices. Companies must adhere to FTC guidelines that prohibit deceptive marketing and require truthful advertising, including restrictions on endorsements and testimonials. FTC violations can result in fines and corrective advertising requirements, impacting brand reputation and marketing effectiveness.

The rise of telemedicine has introduced new compliance considerations. Telemedicine providers must adhere to state licensure laws, often requiring them to be licensed in the patient’s home state, as well as to specific remote-prescribing regulations, particularly for controlled substances. Non-compliance with these regulations could lead to legal challenges and restrict telemedicine expansion.

Environmental compliance is another critical area for healthcare facilities that handle hazardous waste. The Environmental Protection Agency (EPA) enforces the Resource Conservation and Recovery Act (RCRA), which governs the disposal, storage, and transportation of hazardous waste, including pharmaceutical waste. Non-compliance with EPA standards can lead to fines, operational restrictions, and reputational damage. Facilities must also adhere to air and water quality regulations when discharging chemical or radioactive materials.

Cybersecurity and data protection are essential due to the Health Information Technology for Economic and Clinical Health (HITECH) Act, which strengthens HIPAA’s security provisions for electronic health records (EHRs) and imposes breach notification requirements. Compliance with HITECH and FTC data security guidelines is essential for protecting patient information from breaches and avoiding legal penalties.

Emerging regulatory considerations that healthcare businesses should monitor include the 21st Century Cures Act requirements on data interoperability and information blocking, which aim to promote seamless data exchange between providers and protect patient access to health records. Companies should also be prepared for potential drug pricing transparency regulations, which may require disclosure of pricing methodologies and rebates. Finally, the COVID-19 pandemic prompted regulatory adjustments, particularly with temporary waivers expanding telehealth access, which may become permanent, leading to broader telemedicine regulations in the future.

Failure to comply with any of these regulations could result in enforcement actions, including substantial fines, exclusion from federal programs, and reputational damage. Healthcare businesses must therefore develop robust compliance programs, allocate resources to monitor regulatory developments, and implement internal controls to manage the risks associated with this highly regulated environment.

State and Federal Security and Privacy Regulations

The privacy and security regulations under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 ( the “HITECH Act”, and collectively, “HIPAA”), establish comprehensive federal standards with respect to the uses and disclosures of protected health information, or PHI, by health plans and health care providers, in addition to setting standards to protect the confidentiality, integrity and availability of electronic PHI. The regulations establish a complex regulatory framework on a variety of subjects, including:

•the circumstances under which uses and disclosures of PHI are permitted or required without a specific authorization by the patient, including but not limited to treatment purposes, to obtain payments for services and health care operations activities;

•a patient’s rights to access, amend and receive an accounting of certain disclosures of PHI;

•the content of notices of privacy practices for PHI; and

•administrative, technical and physical safeguards required of entities that use or receive PHI electronically.

The final omnibus rule implementing the HITECH Act took effect on March 26, 2013. The rule is broad in scope, but certain provisions are particularly significant in light of our business operations. For example, the final “omnibus” rule implementing the HITECH Act:

•Makes clear that situations involving impermissible access, acquisition, use or disclosure of protected health information are now presumed to be a breach unless the covered entity or business associate is able to demonstrate that there is a low probability that the information has been compromised;

•Defines the term “business associate” to include subcontractors and agents that receive, create, maintain or transmit protected health information on behalf of the business associate;

•Establishes new parameters for covered entities and business associates on uses and disclosures of PHI for fundraising and marketing; and

•Establishes clear restrictions on the sale of PHI without patient authorization.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $0.01. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $1,975,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital and acquisitions. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

Offering Price: $0.01	10%	25%	50%	75%	100%
Working Capital(1)	$200,000	$500,000	$750,000	$1,000,000	$1,250,000
Acquisition Capital	$0	$0	$250,000	$500,000	$750,000
Total	$200,000	$500,000	$1,000,000	$1,500,000	$2,000,000

(1)Each of our officers and directors receives a salary of $5,000 per month. A portion of the funds allocated towards working capital may be used to compensate or otherwise make payments to our officers or directors in satisfaction of amounts due and owing pursuant to their respective employment/compensation agreements.

The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

In the event we do not sell all the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. No assurances can be provided that any milestone represented herein will be achieved. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total Offering amount, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the Offering as unanticipated events or opportunities arise. Additionally, the Company may from time to time need to raise more capital to address future needs.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

DESCRIPTION OF BUSINESS

Organization and History

On September 26, 2005, EcoPlus, Inc. incorporated in the state of Nevada. The Company had a fundamental technique and technology patent pertaining to brown grease, or more precisely, environmental waste, which includes fats, oils, and grease that are normally produced as waste products.

Nevada authorized the Company’s preferred shares on May 11, 2010, and issued a Certificate of Designation for a new series of stock, known as Series B Preferred shares. On June 18, 2010, the Company effectuated a 200-to-1 reverse stock split.

On July 27, 2010, the Company redomiciled to Wyoming and submitted an amended Certificate of Incorporation. On October 1, 2010, the Company filed for a 3,000-to-1 reverse stock split. On October 11, 2010, the Wyoming Secretary of State granted the Company a Certificate of Amendment to its Articles of Incorporation, which modified the authorized number of common shares to 100,000,000,000, par value $.0000001.

On June 29, 2011, the Company filed a 2,000-to-1 reverse stock split. From July 2011 until October 31, 2023, the Company ceased operations. On May 18, 2021, Synergy Management Group acquired EcoPlus, Inc., for the sale of the Company’s controlling interest through the issuance of one (1) Class A Convertible Preferred Stock.

Securities Purchase Agreement

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC and HealthStar Capital, LLC, for the sale of the company's controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock.

Asset Purchase Agreement

On May 13, 2024, the Company entered into an Asset Purchase Agreement with HealthPoint Plus Holdings, Inc.(“HealthPoint Plus”), a Wyoming corporation, through which EcoPlus purchased all of HealthPoint Plus right, title, and interest in and to all of the assets used by HealthPoint Plus in connection with the operation of its business, including but not limited to HealthPoint logo and word trademarks; claims and cause of action against third parties resulting from or relating to the operation of the business; all goodwill associated with the business; internet domain names and URLs, brand names, know-how, shop rights, and intellectual property in general. The Purchase Price was $50,000 due 90 days after signing and ten million (10,000,000) of the Company’s Series C Preferred Stock.

Company Overview and Plan of Operation

Overview

With the entry into the October 4, 2023 purchase agreement, the Company made a pivot in its business to enter the healthcare sector, in which it currently operates. The Company aims to revolutionize the healthcare industry by acquiring and consolidating primary care medical practices, pharmacies, and other health and wellness businesses, as well as developing and distributing high-tech innovative medical devices. By leveraging the valuation advantage of public companies over private companies, EcoPlus seeks to create a powerful and profitable entity that will provide high-quality and affordable healthcare services and products to millions of patients and customers across the country. Primary care is the foundation of the healthcare system, as it provides the first point of contact and ongoing care for patients with various health issues. However, many primary care practices are struggling to survive and grow in the face of rising costs, regulatory burdens, and competitive pressures. As a result, many primary care physicians are retiring, selling, or closing their practices, leaving a large gap in the healthcare market.

In addition to primary care practices, the Company will also acquire and consolidate pharmacies and other health and wellness businesses, such as fitness centers, spas, nutrition stores, and wellness clinics. These businesses will complement and enhance the primary care services, by providing convenient and holistic solutions for the health and well-being of the patients and customers. Furthermore, EcoPlus will also develop and distribute high-tech innovative medical devices, such as smart thermometers, blood pressure monitors, glucose meters, and pulse oximeters, that will enable the patients and customers to monitor and manage their health conditions at home or on the go. These devices will also connect and communicate with the primary care providers, pharmacies, and other health and wellness businesses, to provide real-time data and feedback, and to facilitate diagnosis, treatment, and follow-up.

Plan of Operation

The Company envisions a transformative impact on the healthcare industry. Our mission is to revolutionize healthcare by acquiring and consolidating primary care medical practices, pharmacies, and other health and wellness businesses. We aim to provide high-quality, accessible, and affordable healthcare services and products to millions of patients and customers across the country.

Acquisition Targets

•Primary Care Practices: Vet potential acquisition targets rigorously. Evaluate their financial health, patient base, geographic location, and operational efficiency.

•Pharmacies: Assess pharmacies for their customer reach, prescription volume, and profitability.

•Medical Device Companies: Investigate innovative medical devices. Consider partnerships or acquisitions to enhance ECOPlus’s product portfolio.

•For the upcoming months, the Company expects to go through an execution and integration stage.

Acquisition Transactions

•Smooth Transition: Execute at least two acquisition transactions. Ensure seamless integration of acquired practices.

•Shared Best Practices: Encourage knowledge sharing among practices. Implement standardized processes for billing, patient management, and inventory control.

•Staff Retention: Retain key personnel during the transition. Maintain patient trust and continuity of care.

Employees

As of the date of this Offering Circular, the Company has 4 employees, including its officers, of which 2 are full-time. There is no collective agreement between the Company and its employees. The employment relationship between employees and the Company are individual and standard for the industry. Our full-time employees hold the positions of CEO and VP of Business Development. Our part-time employees (5-20 hours per week) hold the positions of Administrative Assistant and Digital Marketing Associate.

Property

Our Company rents shared office space on a month-to-month basis. The office is located at 120 Washington Street, STE 202 Salem, MA 01970. There are currently no formal lease or rental agreements in place in relation to this office space.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words believes, project, expects, anticipates, estimates, intends, strategy, plan, may, will, would, will be, will continue, will likely result, and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include but are not limited to changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations

Six months ended April 30, 2024, and April 30, 2023

For the six months ended April 20, 2024 and April 30, 2023, the Company generated no revenues. The Company did not have cost of goods sold.

During the six months ended April 30, 2023, the Company had an operating expense of $50,000 due to consulting fees, versus $0 on operating expenses for the six months ended April 30, 2024.

The Company had no net income for the six months ended April 20, 2024 and April 30, 2023.

Years ended October 31, 2023, and October 31, 2022.

For the years ended October 31, 2023, and October 31, 2022, the Company generated no revenues. The Company did not have cost of goods sold. The Company had an operating expense of $50,000 due to consulting fees. The Company had no net income for the years ended October 31, 2023, and October 31, 2022.

Liquidity and Capital Resources

The Company had no net cash provided by operating, investing or financing activities for the years ended October 31, 2023, and October 31, 2022.

Going Concern

The financial statements attached to this Offering Circular have been prepared assuming that the company will continue as a going concern which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. It is management’s opinion that these matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this offering. The ability of the Company to continue as a going concern is dependent upon management’s ability to further implement its business plan and raise additional capital as needed from the sales of stock or issuance of debt. The Company will begin to raise capital through private placements of common stock and is planning an offering of common stock under Regulation A. The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Critical Accounting Policies

The discussion and analysis of the Company’s financial condition and results of operations are based upon the Company’s condensed financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with the Company’s Board of Directors, management has identified in the accompanying financial statements the accounting policies that it believes are key to an understanding of its financial statements. These are important accounting policies that require management’s most difficult, subjective judgments.

Recently Issued Accounting Pronouncements

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying financial statements.

Off-Balance Sheet Arrangements

As of the date of this Offering Circular, there were no off-balance sheet arrangements.

Subsequent Material Events

The Company evaluated subsequent events that have occurred after the balance sheet date of June 30, 2023, and up through the date of this Offering Circular. There are two types of subsequent events: (i) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (ii) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has determined that there are no additional events that would require adjustment to or disclosure in the attached financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Directors and Executive Officers

The following table sets forth regarding our executive officers, directors and significant employees, including their ages as of the date of this Offering Circular:

Name	Position	Age	Director or Officer Since	Approximate Hrs/Week
Amy Brimicombe*	Director, CEO, President and Secretary	57	October 2023	40
Vincent Sablone*	Director	65	October 2023	5
Vincent Cammarata*	Director	68	October 2023	5

*The address of these individuals is: c/o EcoPlus, Inc., 120 Washington St, STE 202, Salem, MA 01970.

Amy Brimicombe, CEO/President/Director

Amy Brimicombe’s remarkable journey spans 25 years in the Travel and Hospitality industry. Her unwavering determination has propelled her from property ownership and management to her influential role as the CEO and Founder of Celebrity Spouses. Amy’s impact on the industry is indelible.

Amy’s expertise in managing high-profile properties has been instrumental in creating exceptional guest experiences. Her attention to detail, commitment to quality, and ability to anticipate guest needs set her apart. Amy’s knowledge of real estate intricacies enhances her ability to lead and strategize. Whether it’s property acquisitions, negotiations, or investment decisions, Amy’s insights are invaluable.

Driven by her passion for supporting spouses in the Sports and Entertainment world, Amy established Celebrity Spouses, which is a private group. Here, she provides invaluable guidance on navigating the unique challenges faced by high-profile partners. Her vision and leadership have fostered a supportive community.

Amy’s leadership extends beyond her private group. As a manager and executive at a prestigious co-working space, she fosters collaboration, innovation, and community. Her ability to create synergies among diverse professionals contributes to the success of the organization.

Vincent Sablone, Director

Vincent A. Sablone is a seasoned professional with over 40 years of supply chain experience. His career has been marked by exceptional attention to detail, effective communication skills, and a proven track record of success. As a dedicated buyer at Raytheon BBN Technologies Corporation, Vincent has consistently demonstrated his ability to thrive in a fast-paced environment, manage logistics, and provide outstanding customer service.

Vincent’s tenure at Raytheon BBN Technologies spans 10-plus years, since 2014 up to date, during which he has contributed significantly to the organization’s success. His responsibilities include procurement, negotiation, and ensuring the timely delivery of goods and services. Vincent’s meticulous approach to managing the supply chain has been instrumental in maintaining operational efficiency.

Vincent’s leadership skills shine through his experience as a Production Control Manager. He successfully led a team of 16 professionals, overseeing production schedules, inventory management, and quality control. His ability to coordinate complex processes and meet deadlines has been pivotal in achieving organizational goals.

Vincent’s educational background includes a solid foundation in business administration. His degree from the University of New England reflects his commitment to continuous learning and professional development.

Vincent Cammarata, Director

Vincent C. Cammarata is a seasoned entrepreneur and business leader with over five decades of experience. As the founder of Majestic Sales, Inc., he successfully grew the company to exceed $100 million in revenue. Mr. Cammarata has played pivotal roles in both public and private sectors as an investor, and he has expertly facilitated numerous mergers and acquisitions. Renowned for his professionalism, he possesses extensive expertise in business development and finance. Throughout his career, Mr. Cammarata has consistently demonstrated a remarkable ability to create and nurture successful enterprises.

As the visionary Founder of Majestic Sales, Inc., Vincent C. Cammarata established and led one of the foremost companies in the grocery food diversion industry.

Key Responsibilities and Achievements: (i) Leadership: Spearheaded the strategic direction of Majestic Sales, driving the company’s growth to exceed $100 million in annual revenue; (ii) Business Development: Developed and nurtured robust relationships with major manufacturers and distribution networks, ensuring a steady supply of high-quality products at competitive prices; (iii) Operational Oversight: Managed day-to-day operations with a focus on efficiency and profitability, overseeing all aspects of the business including procurement, logistics, and sales; (iv) Market Expansion: Identified and capitalized on new market opportunities, expanding the company’s footprint and diversifying its product offerings; (v) Financial Management: Implemented sound financial strategies that maximized profits and supported sustainable growth, including meticulous budget management and cost control measures; (vi) Team Leadership: Built and led a high-performing team, fostering a culture of excellence and continuous improvement through effective leadership and mentorship; (vii) Sales and Marketing Expertise: Designed and executed comprehensive sales and marketing strategies that increased market share and brand visibility, leveraging both traditional and innovative channels; (viii) Mergers and Acquisitions: Successfully facilitated multiple mergers and acquisitions, enhancing the company’s competitive edge and expanding its market presence.

Vincent holds an educational background in business administration, having earned his degree from Northeastern University. This academic achievement underscores his dedication to ongoing learning and professional growth.

Board of Directors

Our board of directors currently consists of three directors, none of which are considered “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established. Members of the board of directors serve for the term of one year or until replaced. Members of the board may serve for more than one consecutive term.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Compensation of Directors and Executive Officers

Executive and Director Compensation

We have no standard arrangement to compensate our directors for their services in their capacity. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board and executive compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Our current executive officers,

Summary Compensation Table

The following table represents information regarding the total compensation of our officers and directors for the year ended October 31, 2023.

Name	Position	Cash Compensation	Other Compensation	Total Compensation
Amy Brimicombe	CEO, Director	$-	-	$-
Vincent Sablone	Director	$-	-	$-
Vincent Cammarata	Director	$-	-	$-

Employment Agreements

Amy Bimicombe

On May 1, 2024, we entered into an Employment Agreement with Amy Bimicombe, through which EcoPlus, Inc. appointed Mrs. Bimicombe as the Company’s CEO to lead the development and execution of the Company’s strategy and oversee operations and business activities, and also as member of the Board of Directors. The Company agreed to pay a monthly compensation of $2,000.

Vincent Sablone

On May 1, 2024, we entered into an Employment Agreement with Vincent Sablone, through which EcoPlus, Inc. appointed Mr. Sablone as member of the Board of Directors, to attend and actively participate in Board meetings and provide strategic guidance. The Company agreed to pay a monthly compensation of $1,000.

Vincent Cammarata

On May 1, 2024, we entered into an Employment Agreement with Vincent Cammarata, through which EcoPlus, Inc. appointed Mr. Cammarata as Chairman of the Board of Directors, to lead and ensure the effective functioning of the Board of Directors. The Company agreed to pay a monthly compensation of $2,000.

There are no other employment agreements between the Company and its executive officers or directors. Our executive officers and directors have the responsibility of determining the timing of remuneration programs for key personnel based upon such factors as positive cash flow, shares sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and cash balances. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.

Stock Incentive Plan; Options; Equity Awards

We have not adopted any long-term incentive plan that provides compensation intended to serve as incentive for performance. None of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation

Limitation of Liability and Indemnification of Officers and Directors

Our Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Wyoming law. The Bylaws state that the Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at the request of the Company as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

The Company believes that indemnification under our Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our Bylaws permit such indemnification.

The Company may also enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, may provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review the Company’s Bylaws, which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Stock as of the date of this Offering Circular.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each Shareholder named in the following table possesses sole voting and investment power over their Shares of Stock. Percentage of beneficial ownership before the offering is based on 29,230,174 Shares of Common Stock outstanding as of the date of this Offering Circular. Percentage of beneficial ownership after the Offering assumes the sale of the Maximum Offering Amount.

Name and Position	Class	Shares Beneficially Owned Prior to Offering		Shares Beneficially Owned After Offering
		Numbers	Percent	Numbers	Percent
Amy Brimicombe	N/A	N/A	N/A	N/A	N/A
Vincent Sablone	N/A	N/A	N/A	N/A	N/A
Vincent Cammarata*	Series A	1	100%	1	100%
	Series B	49,000,000	99.9%	49,000,000	99.9%

*Shares are held by HealthStar Capital, LLC, an entity owned and controlled by Vincent Cammarata.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC and HealthStar Capital, LLC, an entity owned and controlled by Vincent Cammarata, for the sale of the company’s controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock.

DESCRIPTION OF SECURITIES

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders. The holders of the common stock have the sole right to vote, except as otherwise provided by law, by our articles of incorporation, or in a statement by our board of directors in a Preferred Stock Designation.

In addition, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds, subject to the payment of preferential dividends or other restrictions on dividends contained in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of preferred stock described above. In the event of the dissolution, liquidation or winding up of EcoPlus, Inc, the holders of our common stock are entitled to share ratably in all assets remaining after payment of all our liabilities, subject to the preferential distribution rights granted to the holders of any series of our preferred stock in any Preferred Stock Designation, including, without limitation, the Preferred Stock Designation establishing a series of our preferred stock described above.

The holders of the common stock do not have cumulative voting rights or preemptive rights to acquire or subscribe for additional, unissued or treasury shares in accordance with the laws of the State of Wyoming. Accordingly, the holders of more than 50 percent of the issued and outstanding shares of the common stock voting for the election of directors can elect all of the directors if they choose to do so, and in such event, the holders of the remaining shares of the common stock voting for the election of the directors will be unable to elect any person or persons to the board of directors. All outstanding shares of the common stock are fully paid and nonassessable.

Preferred Stock

The Company is authorized to issue 300,000,003 shares of Preferred Stock par value of $0.001 per share. Total issued Preferred Stock is 69,000,299 shares, 1 share designated as Series A Preferred (“Series A”), 49,000,298 shares designated as Series B Preferred (“Series B”) and 20,000,000 shares designated as Series C Preferred (“Series C”).

Series A

The Series A preferred share converts into the number of shares common stock, equal to four times the sum of all shares of Capital Stock outstanding on an as-converted basis (excluding shares of Class A preferred stock) divided by the number of shares of Class A preferred stock issued and outstanding, and votes on an as-converted basis.

Series B

The Series B Preferred has the following designations: Each share of Series B Preferred Stock shall have two votes for any election or other vote placed before the shareholders of the Corporation. The Series B Preferred Stock converts into common stock at .01 divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time.

Series C

With the consent of the holders representing majority of the issued and outstanding shares of Series C, each share of Series C Preferred share may be convertible into 20 shares of common stock. Series C is non-voting stock.

Holders of our common stock and preferred stock vote together as a single class on all matters presented to shareholders for a vote. Holders of our Preferred Stock may vote separately as a class on any matters directly related to that particular share class. Shares of our Preferred Stock which are convertible into shares of Common Stock are converted at the voluntary election of each shareholder; there are no provisions for mandatory conversions.

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company’s Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

Because this is a best-efforts offering, there is no minimum number of Shares that need to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

The minimum subscription that will be accepted from an investor is $1,000 (the ‘Minimum Subscription’).

A subscription for $1,000 or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company shall accept or reject a subscription agreement within 24 hours of receipt. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Company Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. Upon our rejection of a subscription agreement, any and all funds remitted by the investor will be returned within 24 hours.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Pacific Stock Transfer Co. to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company’s Bylaws, which are attached to this Offering Circular.

Excepting matters arising under federal securities laws, any disputes between the Company and shareholders shall be governed in reliance on the laws of the state of Wyoming. Furthermore, the Subscription Agreement for this Regulation A offering appoints the state and federal courts located in the state of Wyoming as having jurisdiction over any disputes related to this Regulation A offering between the Company and shareholders.

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N. Dallas Parkway Suite 380 Plano, TX 75093. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013, to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

Dividend Policy

Subject to preferences that may be applicable to any then-outstanding shares of Preferred Stock, if any, and any other restrictions, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. We and our predecessors have not declared any dividends in the past. Further, we do not presently contemplate that there will be any future payment of any dividends on Common Stock.

Shares Eligible for Future Resale

Prior to this Offering, there has been a limited market for our Common Stock on the OTC Markets. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Upon completion of this Offering, assuming the maximum number of shares of Common Stock offered in this Offering are sold, there will be [Shares Outstanding + Shares Offered] shares of our Common Stock outstanding.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•1% of the number of shares of our Common Stock then outstanding; or

•the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

INVESTOR ELIGIBILITY STANDARDS & ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A+. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A+ offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i)You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $[Offering Price x Shares Offered] at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (Investment Company Act), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will begin within two days of the date of qualification, as required by Rule 251(d)(3)(i)(F) of Regulation A (the Qualification Date) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.Electronically receive, review, execute and deliver to us a Subscription Agreement; and

2.Deliver funds directly to the Company’s designated bank account via bank wire transfer (pursuant to the wire transfer instructions set forth in our Subscription Agreement) or electronic funds transfer via wire transfer.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Acceptance of Subscriptions. The Company shall accept or reject a subscription agreement within 24 hours of receipt. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Company Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable. Upon our rejection of a subscription agreement, any and all funds remitted by the investor will be returned within 24 hours.

Under Rule 251 of Regulation A+, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that such investor is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jeff Turner of JDT Legal.

REPORTS

Following this Tier 1, Regulation A offering, we will continue to comply with our reporting requirements under the OTC Pink Basic Disclosure Guidelines.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 7, 2025.

ECOPLUS, INC.

By:	/s/ Amy Brimicombe
Amy Brimicombe
CEO, Director
February 7, 2025

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Amy Brimicombe
Amy Brimicombe
Principal Executive Officer; Principal Accounting/Financial Officer
February 7, 2025

By:	/s/ Vincent Cammarata
Vincent Cammarata
Director
February 7, 2025

By:	/s/ Vincent Sablone
Vincent Sablone
Director
February 7, 2025

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge, and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Amy Brimicombe
Amy Brimicombe
CEO
February 7, 2025

PART III:

EXHIBITS

Index to Exhibits

Incorporated by Reference
Exhibit No.	Description	Filed Herewith (*)	Filing Type	Date Filed
2.1	Articles of Incorporation, as amended		1-A	07/23/2024
2.2	Bylaws	*
3.1	Series C Preferred Certificate of Designation		1-A	07/23/2024
3.2	Series A Preferred Certificate of Designation	*
3.3	Series B Preferred Certificate of Designation	*
4.1	Subscription Agreement	*
6.1	SPA dated 10/04/2023		1-A	07/23/2024
6.2	Asset Purchase Agreement with HealthPoint Plus, Inc		1-A	07/23/2024
6.3	Employment Agreement with Amy Brimicombre		1-A	07/23/2024
6.4	Employment Agreement with Vincent Sablone		1-A	07/23/2024
6.5	Employment Agreement with Vincent Cammarata		1-A	07/23/2024
12.1	Legal Opinion and Consent		1-A	07/23/2024

PART F/S:

FINANCIAL STATEMENTS

Financial Statements for the Six Months Ended April 30, 2024, and 2023

Financial Statements for the Twelve Months Ended October 31, 2023, and 2022

HEALTHPOINT PLUS HOLDING INC.

Financial Statements for the Six Months Ended April 30, 2024, and 2023

ECOPLUS, INC.

Condensed Balance Sheets

	April 30,	October 31,
	2024	2023
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS

Cash	$-	$-
Other current assets	-	-

Total Current Assets	-	-

Non-current assets
Property and Equipment, Net	-	-
Total Non-Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES

Accounts payable and accrued expenses	$-	$-
Current portion of note payable	-	-
Total Current Liabilities	-	-

LONG-TERM LIABILITIES
Long-term note payable	-	-
Total Long-Term Liabilities	-	-

Total Liabilities	-	-

STOCKHOLDERS’ DEFICIT

Preferred stock, $0.0001 par value, 300,000,000 shares authorized;
Class A preferred stock: 1 share issued and outstanding	$-	$-
Class B preferred stock: 49,000,298 and 62,936,266 shares issued and outstanding at April 30, 2024 and Oct 31, 2023, respectively	4,900	4,900
Common stock, $0.0001 par value; 500,000,000 shares authorized 29,230,174 and 4,044,400,599 issued and outstanding as of April 30, 2024 and Oct 31, 2023, respectively	2,923	2,923
Additional paid-in capital	4,060,396	4,060,396
Accumulated deficit	(4,068,219)	(4,068,219)
Total Stockholders’ Deficit	-	-

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

ECOPLUS, INC.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	April 30,		April 30,
	2024	2023	2024	2023

REVENUES
Revenues	$-	$-	$-	$-
COST OF SALES	-	-	-	-
GROSS MARGIN	-	-	-	-

OPERATING EXPENSES
Professional fees	-	50,000	-	50,000
General and administrative	-	-	-	-
Total Operating Expenses	-	50,000	-	50,000
				-
OPERATING LOSS	-	(50,000)	-	(50,000)

OTHER INCOME (EXPENSE)
Interest expense	-	-	-	-
Total other income (expense)	-	-	-	-

LOSS BEFORE INCOME TAXES	-	(50,000)	-	(50,000)

COMPREHENSIVE LOSS	$-	$(50,000)	$-	$(50,000)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)
BASIC AND DILUTED WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	4,044,400,599	3,138,785,859	4,044,400,599	3,138,785,859

The accompanying notes are an integral part of these unaudited condensed financial statements.

ECOPLUS, INC.

Condensed Statements of Stockholders’ Deficit

(Unaudited)

Six-Month Period Ended April 30, 2024

	Common Stock		Preferred Stock Series A		Preferred Stock Series B		Common Stock to be	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Cancelled	Capital	Deficit	Total
Balance, October 31, 2023	29,230,174	$2,923	1	$-	49,000,298	$4,900	$-	$4,060,396	$(4,068,219)	$-

Net loss	-	-	-	-	-	-	-	-	-	-
Balance, January 31, 2024	29,230,174	$2,923	1	$-	49,000,298	$4,900	$-	$4,060,396	$(4,068,219)	-

Six Month Period Ended April 30, 2023

	Common Stock		Preferred Stock Series A		Preferred Stock Series B		Common Stock to be	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Cancelled	Capital	Deficit	Total
Balance, October 31, 2022	4,044,400,599	$404,440	1	$-	62,936,266	$6,294	$-	$3,607,485	$(4,018,219)	$-

Cancellation of common stock	(4,000,000,000)	(400,000)	-	-	-	-	(1,756)	401,756	-	-
Common stock issued for director services	2,392,344	239	-	-	-	-	-	49,761	-	50,000
Net loss	-	-	-	-	-	-	-	-	(50,000)	(50,000)
Balance, January 31, 2023	46,792,943	$4,679	1	$-	62,936,266	$6,294	$(1,756)	$4,059,002	$(4,068,219)	-

The accompanying notes are an integral part of these unaudited condensed financial statements.

ECOPLUS, INC.

Condensed Statements of Cash Flows

(Unaudited)

For the Six Months Ended
April 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$-	$(50,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for board services		50,000
Changes in operating assets and liabilities
Net Cash Used in Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	-	-

EFFECTS OF EXCHANGE RATES ON CASH	-	-

NET CHANGES IN CASH	-	-
CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Six Months Ending April 30, 2024 and 2023

1.Nature of Operations

Ecoplus, Inc. and subsidiaries was incorporated in the state of Nevada on September 26, 2005. EcoPlus, Inc. (The Company) controlled a basic process and technology patent, US patent no. 7384562 issued on June 10, 2008, that dealt with Brown Grease – or more specifically with environmental waste including fats, oils and greases, typically generated as a waste product by Grease Generators. A second divisional patent, for producing a fuel by the treatment of brown grease, US Patent no 7,632,319 was issued on December 15, 2009. The company was redomiciled on July 27, 2010 into a Wyoming corporation.

On October 4, 2023, a purchase agreement was signed between Synergy Management Group, LLC, the Company’s controlling shareholder, and HealthStar Capital, LLC, for the sale of the company’s controlling interest through the issuance of one (1) share of Series A Preferred Stock and forty-nine million (49,000,000) shares of Series B Preferred Stock. In conjunction with this change of control, the Company pivoted its business to the healthcare sector where it currently operates.

On May 13, 2024, the Company entered into an Asset Purchase Agreement with HealthPoint Plus Holdings, Inc.(“HealthPoint Plus”), a Wyoming corporation, through which EcoPlus purchased all of HealthPoint Plus right, title, and interest in and to all of the assets used by HealthPoint Plus in connection with the operation of its business. The Purchase Price was $50,000 due 90 days after signing  and ten million (10,000,000) of the Company’s Series C Preferred Stock.

2.Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Six Months Ending April 30, 2024 and 2023

to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of April 30, 2024 and October 31, 2023, the Company has no cash equivalents.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Six Months Ending April 30, 2024 and 2023

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Going Concern

The accompanying financial statements have been prepared on a going concern basis. For the six months ended April 30, 2024, the Company had a net loss of $0, no working capital, an accumulated deficit of $4,068,219 and stockholders’ equity of $0. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of April 30, 2023 and October 31, 2022, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

5.Change of Control

On May 18, 2022 Benjamin Berry was elected and consented to serve as the sole officer and director of the company and William E. Scherffius and Zev Kaplan resigned all positions. Benjamin Berry through Synergy Management Group LLC purchased one (1) Class A Convertible Preferred Share of Ecoplus, Inc. as part of the transaction.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Six Months Ending April 30, 2024 and 2023

6.Equity

Common Stock

The company reached a settlement with the Hick’s family trust on January 4, 2023 to cancel 4,017,562,769 common shares held by the family. On February 22, 2023 the First Judicial District Court of Laramie County, Wyoming issued an order approving the settlement agreement. On March 21, 2023 the company’s transfer agent processed the cancelation of the first 4,000,000,000 shares. As of April 30, 2023, the remaining 17,562,769 shares have not yet been retired and have recorded in common stock to be cancelled.

During the six months ended April 30, 2023, the Company issued 2,392,344 shares of common stock for director services valued at $50,000.

During the six months ended April 30, 2024, the Company issued 0 shares of common stock.

Preferred Stock

The Company has 209,999,000 Shares of Preferred Stock authorized, and 1 Share of Class A Preferred Stock issued and outstanding with a par value of $0.001 and 62,936,266 Shares of Class B Preferred Stock issued and outstanding with a par value of $0.0001.

Class AThe Series A Preferred has the following designations:

Class A preferred share converts into the number of shares common stock, equal to 4 times the sum of all shares of Capital Stock outstanding on an as-converted basis (excluding shares of Class A preferred stock) divided by the number of shares of Class A preferred stock issued and outstanding, and votes on a converted basis.

Class BThe Series B Preferred has the following designations:

Each share of Series B Preferred Stock shall have two votes for any election or other vote placed before the shareholders of the Corporation.

The Series B Preferred Stock converts into common stock at .01 divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time.

7.Subsequent Events

As of June 1st, 2023 The final 17,562,769 shares part of the Hicks settlement were cancelled/retired and final payment was made to the Hicks Family Trust.

The Company has evaluated subsequent events through the date the financial statements were issued. There have been no events that would require disclosure or adjustments to the financial statements.

ECOPLUS, INC.

Balance Sheets

Unaudited

	October 31,	October 31,
	2023	2022
ASSETS

Current assets
Cash	$-	$-
Prepaid expenses	-	-
Total Current Assets	-	-

Property and Equipment, Net	-	-
Total assets	$-	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$-	$-
Other current liabilities	-	-
Total current liabilities	-	-

Notes payable	-	-
Other miscellaneous liabilities	-	-
Total liabilities	-	-

Stockholders’ deficit

Preferred stock, $0.0001 par value, 300,000,000 shares authorized;
Class A preferred stock: 1 share issued and outstanding	$-	$-
Class B preferred stock: 49,000,298 and 62,936,266 shares issued and outstanding at October 31, 2023 and 2022, respectively	4,900	-
Common stock, $0.0001 par value; 500,000,000 shares authorized 29,230,174 and 4,044,400,599 issued and outstanding as of October 31, 2023 and 2022, respectively	2,923	404,440
Additional paid-in capital	4,060,396	3,613,779
Accumulated deficit	(4,068,219)	(4,018,219)
Total stockholders’ equity	-	-

Total liabilities and stockholders’ equity	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

ECOPLUS, INC.

Statements of Operations

(Unaudited)

	For the years ended
	October 31,
	2023	2022

Revenues	$-	$-
Cost of goods sold	-	-
Gross profit	-	-

Operating expenses
Consulting fees	50,000	50,000
Total operating expenses	50,000	50,000
		-
Loss before income taxes	(50,000)	(50,000)

Income tax benefit (expense)	-	-

Net loss	$(50,000)	$(50,000)

Basic and diluted earnings per share on net loss	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and diluted	1,571,902,661	4,044,400,599

The accompanying notes are an integral part of these unaudited financial statements.

ECOPLUS, INC.

Statements of Stockholders’ Equity

(Unaudited)

For the Years Ended October 31, 2023 and 2022

	Preferred Stock Series A		Preferred Stock Series B		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, November 1, 2021	1	$-	12,936,266	$1,296	4,044,400,599	$404,440	$3,613,779	$(3,968,219)	$50,000

Preferred stock issued for director services	-	-	50,000,000	5,000	-	-	-	-	-

Net income (loss)	-	-	-	-	-	-	-	(50,000)	(50,000)

Balance, October 31, 2022	1	-	62,936,266	6,296	4,044,400,599	404,440	3,613,779	(4,018,219)	-

Cancellation of common stock	-	-	-	-	(4,017,562,769)	(401,756)	401,756	-	-

Common stock issued for director services	-	-	-	-	2,392,344	239	49,761	-	50,000

Reverse Split of Preferred B Stock	-	-	(62,935,958)	(6,295)	2,392,344	239	49,761	-	50,000

Preferred stock issued for director services	-	-	48,999,990	4,899	-	-	(4,900)	-	-

Net income (loss)	-	-	-	-	-	-	-	(50,000)	(50,000)

Balance, October 31, 2023	1	$-	49,000,298	$4,900	29,230,174	$2,923	$4,060,396	$(4,068,219)	-

The accompanying notes are an integral part of these unaudited financial statements.

ECOPLUS, INC.

Statements of Cash Flows

(Unaudited)

For the years ended
October 31,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(50,000)	$(50,000)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock issued for board services	50,000	50,000
Changes in working capital requirements:
Accounts payable	-	-
Net Cash Used in Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Investments	-	-
Net Cash Used in Investing Activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from / payments on notes payable
Proceeds from common stock
Net Cash Provided by Financing Activities	-	-

NET INCREASE IN CASH	-	-
CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$-	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Year Ending October 31, 2023

1.Nature of Operations

EcoPlus, Inc. and subsidiaries was incorporated in the state of Nevada on September 26, 2005. EcoPlus, Inc. (The Company) controlled a basic process and technology patent, US patent no. 7384562 issued on June 10, 2008, that dealt with Brown Grease – or more specifically with environmental waste including fats, oils and greases, typically generated as a waste product by Grease Generators. A second divisional patent, for producing a fuel by the treatment of brown grease, US Patent no 7,632,319 was issued on December 15, 2009. The company was redomiciled on July 27, 2010 into a Wyoming corporation.

2.Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services. Actual results could differ from these estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Update (“ASU”) 2014-09, “Revenue from contracts with customers,” (Topic 606). Revenue is recognized when a customer obtains control of promised goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods. The Company applies the following five-step model in order to determine this amount: (i) identification of the promised goods in the contract; (ii) determination of whether the promised goods are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. Once a contract is determined to be within the scope of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606 at contract inception, the Company reviews the contract to determine which performance obligations the Company must deliver and which of these performance obligations are distinct. The Company expects to recognize revenues as the amount of the transaction price that is allocated to the respective performance obligation when the performance obligation is satisfied or as it is satisfied.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Year Ending October 31, 2023

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities, are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Fair Value of Financial Instruments

ASC subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities when reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed. The Company follows ASC subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and ASC 825-10, which permits entities to choose to measure many financial instruments and certain other items at fair value.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents. As of October 31, 2023 and 2022, the Company has no cash equivalents.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. Our federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Income (Loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Year Ending October 31, 2023

by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.Going Concern

The accompanying financial statements have been prepared on a going concern basis. For the years ended October 31, 2023, the Company had a net loss of $50,000, no working capital, an accumulated deficit of $4,068,219 and stockholders’ equity of $0. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.Commitments and Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with FASB ASC 450-20-50, Contingencies. The Company evaluates its exposure to the matter, possible legal or settlement strategies and the likelihood of an unfavorable outcome. If the Company determines that an unfavorable outcome is probable and can be reasonably estimated, it establishes the necessary accruals. As of October 31, 2023 and 2022, the Company is not aware of any contingent liabilities that should be reflected in the financial statements.

5.Change of Control

On May 18, 2022 Benjamin Berry was elected and consented to serve as the sole officer and director of the company and William E. Scherffius and Zev Kaplan resigned all positions. Benjamin Berry through Synergy Management Group LLC purchased one (1) Class A Convertible Preferred Share of Ecoplus, Inc. as part of the transaction.

6.Equity

Common Stock

The company reached a settlement with the Hick’s family trust on January 4, 2023 to cancel 4,017,562,769 common shares held by the family. On February 22, 2023 the First Judicial District Court of Laramie County, Wyoming issued an order approving the settlement agreement. On March 21, 2023 the company’s transfer agent processed the cancelation of the first 4,000,000,000 shares. As of October 31, 2023, the remaining 17,562,769 shares were returned.

During the year ended October 31, 2023, the Company issued 2,392,344 shares of common stock for director services valued at $50,000.

ECOPLUS, INC.

Notes to Unaudited Financial Statements

For the Year Ending October 31, 2023

Preferred Stock

The Company has 3,000,000 Shares of Preferred Stock authorized, and 1 Share of Class A Preferred Stock issued and outstanding with a par value of $0.001 and 49,000,298 Shares of Class B Preferred Stock issued and outstanding with a par value of $0.0001.

Class AThe Series A Preferred has the following designations:

Class A preferred share converts into the number of shares common stock, equal to 4 times the sum of all shares of Capital Stock outstanding on an as-converted basis (excluding shares of Class A preferred stock) divided by the number of shares of Class A preferred stock issued and outstanding, and votes on a converted basis.

Class BThe Series B Preferred has the following designations:

Each share of Series B Preferred Stock shall have two votes for any election or other vote placed before the shareholders of the Corporation.

The Series B Preferred Stock converts into common stock at .01 divided by the par value of the common stock, subject to adjustment as may be determined by the Board of Directors from time to time.

7.Income taxes

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1. As a result of the implementation of ASC 740- 10-65-1, the Company recognized no increase in the liability for unrecognized tax benefits. As of October 31, 2023 the Company had net operating loss carry forwards of $0 that may be available to reduce future years’ taxable income in varying amounts through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards. The valuation allowance at October 31, 2023 was approximately $0. The net change in valuation allowance during the year ended October 31, 2023 was $0. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The components of the net deferred tax asset (liability) at October 31, 2023 and, 2022 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Year Ended October 31,
	2023	2022

Net operating loss carry-forward	$-	$-
Valuation allowance	-	-
Net deferred tax asset (liability)	$-	$-

A reconciliation of the statutory income tax rates and the effective tax rate is as follows:

	Year Ended October 31,
	2023	2022
Statutory U.S. federal rate	21.0%	21.0%
Valuation allowance	(21.0)%	(2.0)%

8.Subsequent Events

None.

HealthPoint Plus Holding, Inc.

Condensed Balance Sheets

	April 30, 2024	From Inception on June 26, 2023, Through October 31, 2023
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS

Cash	$11,496	$17,577
Other current assets	-	-

Total Current Assets	11,496	17,577

Non-current assets

TOTAL ASSETS	$11,496	$17,577

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

Total Current Liabilities	-	-

LONG-TERM LIABILITIES

Total Liabilities	-	-

STOCKHOLDERS' DEFICIT

Accumulated deficit	11,496	17,577
Total Stockholders' Deficit	11,496	17,577

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$11,496	$17,577

HealthPoint Plus Holding, Inc.

Condensed Statements of Operations

(Unaudited)

	For the Three Months Ended April 30, 2024	For the Six Months Ended April 30, 2024

REVENUES
Revenues	$40,623	$198,443
COST OF SALES	-	-
GROSS MARGIN	40,623	198,443

OPERATING EXPENSES
Professional fees	34,603	201,103
General and administrative	1,813	3,422
Total Operating Expenses	36,416	204,525

OPERATING LOSS	4,207	(6,082)

OTHER INCOME (EXPENSE)
Interest expense	-	-
Total other income (expense)	-	-

LOSS BEFORE INCOME TAXES	4,207	(6,082)

COMPREHENSIVE LOSS	$4,207	$(6,082)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	-	-

HealthPoint Plus Holding, Inc.

Condensed Statements of Stockholders’ Deficit

(Unaudited)

Six-Month Period Ended April 30, 2024

	Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance, From Inception on June 30, 2023	-	$-	$-	$-	$-

Net loss	-	-	-	17,577	17,577
Balance, April 30, 2024	-	$-	$-	$17,577	17,577

HealthPoint Plus Holding, Inc.

Condensed Statements of Cash Flows

(Unaudited)

For the Six Months Ended April 30, 2024

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,081)
Adjustments to reconcile net loss to net cash
used by operating activities:
Stock issued for board services
Changes in operating assets and liabilities
Net Cash Used in Operating Activities	(6,081)

CASH FLOWS FROM INVESTING ACTIVITIES
Net Cash Used in Investing Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	-

EFFECTS OF EXCHANGE RATES ON CASH	-

NET CHANGES IN CASH	(6,081)
CASH AT BEGINNING OF PERIOD	17,577

CASH AT END OF PERIOD	$11,496

CASH FLOW INFORMATION
CASH PAID FOR:
Interest	$-
Income Taxes	$-